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Exhibit 23





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



The Board of Directors
Access Capital Community Investment Fund, Inc.:



We consent to the use of our report incorporated herein by reference, dated July 23, 2001, in the May 31, 2001 Annual Report on Form 10-K of Access Capital Strategies Community Investment Fund, Inc.



/s/ KPMG LLP


Boston, Massachusetts
August 30, 2002